UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported): May 15, 2006

                            THOMAS EQUIPMENT, INC.
                            ----------------------
              (Exact name of registrant as specified in charter)

          Delaware                    333-44586                 58-3565680
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

1818 North Farwell Avenue, Milwaukee, WI                               53202
(Address of principal executive offices)                            (Zip Code)

       Registrant's telephone number, including area code: (312) 224-8812

                                   Copies to:
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION; AND
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

LAURUS MASTER FUND, LTD.

      On November 9, 2004, Thomas Equipment, Inc. (the "Company"), entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. On May 12, 2006, the Company and Laurus amended certain terms of the original agreements to provide for an additional non-convertible secured term note in the principal amount of $8,500,000, which may be increased by an additional $6,500,000 upon agreement of the parties. In connection with the additional loan, the Company repaid the prior loan from Laurus in the aggregate amount of $5,336,000. In connection therewith the Company also paid Laurus a management fee of $298,000. The term loan matures on May 12, 2009, and amortizing payments are due monthly in the amount of $265,000, commencing October 1, 2006. The term loan bears interest at the prime rate plus 3% but in no event less than 10% per annum together with additional accrued interest of 5% per annum that will accrue monthly and be payable upon maturity in May 2009 or when the loan is repaid. In addition, the Company issued a common stock purchase warrant to Laurus, exercisable to purchase 1,416,667 shares of common stock for a period of seven years at an exercise price of $3.00 per share. The Company may prepay the Note with seven days written notice by paying the Holder an amount equal to 105% of the outstanding principal and all outstanding unpaid interest.

AGREEMENT WITH JAMES E. PATTY

      On May 15, 2006, the Company entered into an employment agreement with James E. Patty to serve as Chief Operating Officer of the Company. Under the terms of the employment agreement which was approved by the Company's Board of Directors, Mr. Patty will be employed until April 30, 2008, and for successive two-year terms, unless terminated prior thereto. Mr. Patty will receive a base salary of $250,000 per year, subject to annual increases at the discretion of the Board. Mr. Patty received a commencement bonus of $250,000 which will be paid over six months, together with certain relocation and tax compensation amounts. In addition, Mr. Patty was granted 250,000 shares of restricted stock under the Company 2005 Incentive Stock Plan, all of which are subject to vesting on the same date as the auditors report date for the Company's financial statements ending June 30, 2008 and contingent upon certain performance goals. Mr. Patty is also entitled to receive annual bonuses of cash, stock or options in the discretion of the Board.

      Mr. Patty is entitled to customary benefits, including but not limited to health insurance life insurance and reimbursement for automobile expenses. The agreement also includes customary non-competition and confidentiality provisions.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of businesses acquired. Not applicable.

(b)   Pro forma financial information.

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 Not applicable.

(C)   Exhibits

EXHIBIT
NUMBER                            DESCRIPTION
--------------------------------------------------------------------------------

4.1 Amendment to Security and Purchase Agreement, dated as of November 9, 2004, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc., dated as of May 12, 2006

4.2 Secured Non-Convertible Term Note issued to Laurus Master Fund, Ltd., dated May 12, 2006.

4.3 Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd., dated as of May 12, 2006

4.4 Reaffirmation and Ratification Agreement, dated as of May 12, 2006, by Thomas Equipment, Inc., Thomas Ventures, Inc. and Thomas Equipment 2004, Inc. in favor of Laurus Master Fund, Ltd.

10.1 Agreement between Thomas Equipment, Inc. and James E. Patty, dated as of May 15, 2006

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THOMAS EQUIPMENT, INC.

Date:  May 18, 2006                         /s/ CLIFFORD RHEE
                                            ------------------------
                                            Clifford Rhee,
                                            President

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